SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2010

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2010, NeoStem, Inc. (the “Company”) and RimAsia Capital Partners, L.P., a Cayman Islands exempted limited partnership (“RimAsia”) and an affiliate of the Company, made certain agreements with respect to outstanding warrants.  RimAsia agreed to exercise its warrant to purchase 1,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), exercisable at a per share exercise price of $1.75, which was  issued to RimAsia in a private placement completed by the Company in September 2008 (the “September 2008 Warrant”)  The expiration date of the September 2008 Warrant was September 1, 2013.    Gross proceeds to be received by the Company from the exercise are $1,750,000.  The condition for such exercise was that the Company would modify certain terms of RimAsia’s warrant to purchase 4,000,000 shares of Common Stock, issued to RimAsia in a private placement completed by the Company in April 2009  (the “Series D Warrant”).  RimAsia currently is subject to the terms of a lock-up agreement.

The Series D Warrant  is being amended solely to provide for (i) a three (3) year extension of the Termination Date (as defined in the Series D Warrant) and (ii) an increase in the average closing price that triggers the Company’s redemption option under the Series D Warrant from $3.50 to $5.00 (the Series D Warrant so amended and restated, the “Amended and Restated Warrant”).

The agreement was discussed and approved by the Company’s Board of Directors and Audit Committee at a meeting held on March 11, 2010.  The closing price of the Common Stock on March 11, 2010 was $1.42.  The Company intends to put  the proceeds from the exercise of the warrant towards the funding of the Company’s various  initiatives, including assisting in the funding of the relocation of the manufacturing facility of Suzhou Erye Pharmaceutical Co. Ltd., the Company’s 51% owned subsidiary.

Eric Wei is a director of the Company.  Mr. Wei also serves as the managing partner of RimAsia, an indirect partner of RimAsia Capital Partners GP, L.P., the general partner of RimAsia (“RimAsia GP”), and a director of RimAsia Capital Partners GP, Ltd., the general partner of RimAsia GP.  As a result, Mr. Wei exercises voting and investment power over the securities held by RimAsia.

The description of the Amended and Restated Warrant is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1	Amended and Restated Warrant, dated March 15, 2010, issued to RimAsia Capital Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

Date: March 18, 2010	By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel